Press Release
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ELLEN M. DYLLA INVESTOR RELATIONS (979) 849-6550	July 29, 2009

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED JUNE 30, 2009

ANGLETON, TX, JULY 29, 2009 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $482 million for the quarter ended June 30, 2009, compared to $682 million for the same quarter in the prior year. The Company reported second quarter net income of $12 million, or $0.18 per diluted share. In the comparable period of 2008, net income was $22 million, or $0.33 per diluted share. Excluding restructuring charges, the Company would have reported net income of $12 million, or $0.19 per diluted share, in the second quarter of 2009.

“End market demand stabilized during the quarter, except for the computing sector, which saw declines from the first quarter. These declines were offset by increased sales in all the other sectors we serve,” said Cary T. Fu, the Company’s Chief Executive Officer. “We improved profitability from the first quarter, reduced inventories and generated operating cash flows and, at the same time, aligned our capacity with customer demand.  In recent weeks we have seen the pipeline of opportunities increase, but we remain guarded about the overall economy.”

Second Quarter 2009 Financial Highlights

•	Operating margin for the second quarter was 2.6% on a GAAP basis and 2.8%, excluding restructuring charges.
•	Cash flows provided by operating activities for the second quarter and first half were approximately $13 million and $77 million, respectively.
•	Cash and long-term investments balance was $452 million at June 30, 2009. Long-term investments consist of $48 million of auction rate securities.
•	Accounts receivable was $350 million at June 30, 2009; calculated days sales outstanding were 66 days.
•	Inventory was $322 million at June 30, 2009; inventory turns were 5.6 times.
•	Repurchases of common shares for the second quarter totaled $4 million or 0.3 million shares.

Third Quarter 2009 Outlook

Sales for the third quarter of 2009 are expected to range from $470 million to $520 million. Diluted earnings per share for the third quarter, excluding restructuring charges, are expected to be between $0.17 and $0.22.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, our sales and diluted earnings per share (excluding restructuring charges), guidance for the third quarter of 2009, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2008, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 24 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
 (Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Income from operations (GAAP)	$12,353	$22,507	$22,525	$43,589
Restructuring charges	1,017	—	2,147	—
Non-GAAP income from operations	$13,370	$22,507	$24,672	$43,589

Net income (GAAP)	$11,555	$22,142	$20,793	$44,471
Restructuring charges, net of tax	641	—	1,696	—
Non-GAAP net income	$12,196	$22,142	$22,489	$44,471

Earnings per share: (GAAP)
Basic	$0.18	$0.33	$0.32	$0.65
Diluted	$0.18	$0.33	$0.32	$0.65

Earnings per share: (Non-GAAP)
Basic	$0.19	$0.33	$0.35	$0.65
Diluted	$0.19	$0.33	$0.34	$0.65

Weighted average shares used in calculating
earnings per share:
Basic	65,018	67,541	65,057	68,436
Diluted	65,197	67,714	65,315	68,672

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net sales	$481,802	$682,416	$978,569	$1,366,725
Cost of sales	447,248	636,516	912,379	1,275,737

Gross profit	34,554	45,900	66,190	90,988

Selling, general and administrative expenses	21,184	23,393	41,518	47,399
Restructuring charges	1,017	—	2,147	—

Income from operations	12,353	22,507	22,525	43,589

Other income (expense):
Interest income	489	1,986	1,328	5,229
Interest expense	(350)	(359)	(701)	(724)
Other	1	709	(395)	2,337
Total other income, net	140	2,336	232	6,842

Income before income taxes	12,493	24,843	22,757	50,431

Income tax expense	938	2,701	1,964	5,960

Net income	$11,555	$22,142	$20,793	$44,471

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	65,018	67,541	65,057	68,436
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	179	173	258	236
Denominator for diluted earnings per share	65,197	67,714	65,315	68,672
Earnings per share:
Basic	$0.18	$0.33	$0.32	$0.65
Diluted	$0.18	$0.33	$0.32	$0.65

The results for the three and six months ended June 30, 2008 reflect an immaterial correction of the Company’s prior period financial statements related to stock-based compensation expense.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
June 30, 2009
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$403,760
Accounts receivable, net	350,474
Inventories, net	322,220
Other current assets	44,717
Total current assets	1,121,171
Long-term investments	48,394
Property, plant and equipment, net	132,517
Other assets, net	63,099
Goodwill, net	37,912
Total assets	$1,403,093

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$273
Accounts payable	229,164
Accrued liabilities	53,210
Total current liabilities	282,647

Capital lease obligations, less current installments	11,537
Other long-term liabilities	29,956
Shareholders’ equity	1,078,953
Total liabilities and shareholders’ equity	$1,403,093